As filed with the Securities and Exchange Commission on October 27, 2003

Registration No. 333-108697

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1233834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258-0001

(412) 234-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carl Krasik, Esquire

Secretary and Associate General Counsel

Mellon Financial Corporation

One Mellon Center

500 Grant Street

Pittsburgh, Pennsylvania 15258-0001

(412) 234-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale of the securities to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Price	Amount of Registration Fee

Common Stock, $0.50 par value (1)	320,000(2)	$31.785(3)	$11,792,235(3)	$954.00(3)

(1)	Includes preferred stock rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the common stock.
(2)	Plus such indeterminate number of additional securities as may be issuable as a stock split, stock dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of common stock.
(3)	The Proposed Maximum Offering Price per share and the Proposed Maximum Aggregate Price were previously calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low price of the common stock on September 8, 2003 as quoted on the New York Stock Exchange Composite Tape and reflects 371,000 shares of common stock originally registered. The Amount of the Registration Fee was previously paid based on these calculations.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2003

PROSPECTUS

MELLON FINANCIAL CORPORATION

320,000 SHARES OF COMMON STOCK

($0.50 par value)

This prospectus relates to offers and sales from time to time by selling shareholders as described under “Selling Shareholders” and “Plan of Distribution” of up to 320,000 shares of common stock, $0.50 par value, of Mellon Financial Corporation. The selling shareholders received these shares from us in partial consideration for our acquisition of The Arden Group, Inc. We agreed to register these shares of our common stock for resale by them. The selling shareholders will receive all of the proceeds from sales of shares of our common stock covered by this prospectus, and we will not receive any of the proceeds. Our common stock trades on the New York Stock Exchange, which we refer to as the NYSE, under the trading symbol “MEL.” On                     , 2003, the closing price of our common stock on the NYSE was $            per share.

We do not know when or how the selling shareholders intend to sell their shares of our common stock covered by this prospectus or what the price, terms or conditions of any sales will be. The selling shareholders may sell the shares at various times and in various types of transactions. See “Plan of Distribution” below. The prices at which the shares may be sold, and any commissions paid in connection with any sale, may vary from transaction to transaction. We understand that the Securities and Exchange Commission, which we refer to as the SEC, may, under certain circumstances, consider persons reselling any shares of our common stock and dealers or brokers handling a resale of shares of our common stock to be “underwriters” within the meaning of the Securities Act of 1933.

The selling shareholders will bear the first $25,000 of the expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus, and we will bear the remainder, if any. See “The Acquisition.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                         , 2003.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (No. 333-108697) under the Securities Act of 1933, which we refer to as the Securities Act, relating to the shares of common stock offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information not contained in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.mellon.com. Our website is not a part of this prospectus. You may also read and copy, at the SEC’s public reference room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC’s public reference rooms in its offices in New York, New York and Chicago, Illinois, any document we file with the SEC. Because our common stock is listed on the NYSE, you may also inspect reports, proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2002;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

•	Current Reports on Form 8-K dated January 21, 2003, January 23, 2003, February 28, 2003, April 7, 2003, April 15, 2003, May 5, 2003, May 22, 2003, June 12, 2003, July 15, 2003, July 31, 2003, August 7, 2003, October 1, 2003 and October 21, 2003;

•	The description of the common stock contained in our registration statement on Form 8-A (File No. 1-7410) dated June 10, 1981, including any reports updating such description; and

•	The description of the stock purchase rights set forth in the registration statement on Form 8-A/A, dated October 19, 1999, including any reports or amendments updating such description.

You may request a copy of these filings at no cost by writing us at the following mailing or e-mail address or telephoning us at the following number: Mellon Financial Corporation, One Mellon Center, Room 4826, Pittsburgh, Pennsylvania 15258-0001, Attention: Corporate Secretary (telephone number 412-234-5000 and  e-mail: Mellon_10-K/8-K@Mellon.com).

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made or incorporated in this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference into this prospectus might not occur. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

Statements in this prospectus speak only as of the date on which such statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

MELLON FINANCIAL CORPORATION

Mellon Financial Corporation is a global financial services company headquartered in Pittsburgh, Pennsylvania. With approximately $3.2 trillion in assets under management, administration or custody, including $625 billion under management, Mellon provides a broad range of financial products and services. For corporations and institutions we provide investment management, trust and custody, foreign exchange, securities lending, performance analytics, fund administration, employee benefits consulting, outsourcing services for benefit plans, stock transfer, proxy solicitation, treasury management and banking services. For individuals we provide mutual funds and wealth management. Mellon’s mutual fund businesses include The Dreyfus Corporation and, in the European market, Newton Management Limited. We were incorporated under the laws of the Commonwealth of Pennsylvania in 1971 and are registered under the Federal Bank Holding Company Act of 1956, as amended.

Our asset management subsidiaries, which include The Dreyfus Corporation, Newton Investment Management, Founders Asset Management, LLC and Standish Mellon Asset Management Company LLC, as well as a number of additional investment management boutiques, provide investment products in many asset classes and investment styles. Dreyfus, headquartered in New York, New York, serves primarily as an investment adviser and manager of mutual funds. Newton is a leading U.K.-based investment manager that provides investment management services to institutional, private and retail clients. Founders, headquartered in Denver, Colorado, is a manager of growth-oriented equity mutual funds and other investment portfolios. Standish Mellon is a Boston-based provider of investment management services to institutional clients. We provide retirement and employee benefits consulting, outsourcing services for benefit plans, comprehensive end-to-end human resources outsourcing solutions, and shareholder services through Mellon Human Resources and Investor Solutions, whose major operations are in the New York and New Jersey area.

We were originally formed as a holding company for Mellon Bank, N.A., which has its executive offices in Pittsburgh, Pennsylvania. With its predecessors, Mellon Bank, N.A. has been in business since 1869. Our banking subsidiaries include Mellon Trust of New England, National Association, headquartered in Boston, Massachusetts, Mellon United National Bank, headquartered in Miami, Florida, and Mellon 1st Business Bank, National Association, headquartered in Los Angeles, California, in addition to Mellon Bank. They engage in trust and custody activities, investment management services, commercial banking and various securities-related activities. The deposits of the banking subsidiaries are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

Our principal executive office is located at One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (telephone 412-234-5000).

THE ACQUISITION

On July 30, 2003, Mellon Private Trust Company National Association (one of our subsidiaries) acquired The Arden Group, Inc. under the terms of an Asset Purchase Agreement, dated as of April 4, 2003, among

The Boston Company, Inc. (one of our subsidiaries), The Arden Group and its shareholders. On July 30, 2003, and August 29, 2003, in connection with the closing of the acquisition, the shareholders of The Arden Group received a total of 371,000 shares of our common stock. On September 22, 2003, we repurchased an aggregate of 51,000 of these shares from the selling shareholders in a private transaction. In addition, under the terms of the agreement, The Arden Group shareholders may receive additional shares of our common stock from time to time if certain conditions are met.

This prospectus and the related registration statement relate only to 320,000 shares (the 371,000 shares that The Arden Group shareholders received on July 30, 2003 and August 29, 2003 less the 51,000 shares that we repurchased on September 22, 2003), and do not relate to any shares of our common stock that may thereafter be issued to The Arden Group shareholders.

Under the terms of the agreement, we agreed to prepare and file with the SEC a registration statement to register these shares of our common stock and to use our commercially reasonable efforts to cause the registration statement to become effective as soon as possible. We also agreed to use our commercially reasonable efforts to keep the registration statement effective until the selling shareholders sell all of the registered shares or until they are able to do so under Rule 144(k) of the Securities Act.

The selling shareholders have agreed to reimburse us for $25,000 of the expenses that we incur in connection with the registration and qualification of these shares of our common stock. We have agreed to pay any expenses that we incur in connection with the registration and qualification of the shares in excess of $25,000.

In addition, under the agreement, we agreed to indemnify The Arden Group and the selling shareholders, and The Arden Group and the selling shareholders agreed to indemnify us, against certain liabilities, including liabilities arising under the Securities Act and the Exchange Act. Our indemnification of them is for any losses suffered on account of material misstatements or omissions in this prospectus, including the documents incorporated by reference, other than information furnished by them. The Arden Group and the selling shareholders’ indemnification relates only to information furnished by them. The indemnification also covers costs of defending against claims based upon alleged misstatements or omissions by us or The Arden Group and the selling shareholders, respectively.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed and traded on the NYSE under the symbol MEL. The following table sets forth for the periods indicated the high and the low sales prices of our common stock, as reported on the NYSE Composite Tape, and the cash dividends declared per share for the periods indicated.

	Sales Price Per Share		Dividends Per
	High	Low	Share
2001
First Quarter	$51.63	$34.97	$.22
Second Quarter	47.25	36.95	.24
Third Quarter	45.99	27.75	.24
Fourth Quarter	39.81	30.26	.12
2002
First Quarter	40.80	34.44	.12
Second Quarter	39.91	29.80	.12
Third Quarter	31.64	22.20	.12
Fourth Quarter	30.71	20.00	.13
2003
First Quarter	28.11	19.89	.13
Second Quarter	29.08	20.95	.14
Third Quarter	33.65	26.81	.14
Fourth Quarter (through ___________)			.16

See the cover page of this prospectus for the last sales price of our common stock reported on the NYSE Composite Tape as of a recent date.

Dividends on our common stock will be determined in light of our results of operations, financial condition, regulatory constraints and other factors deemed relevant by our board of directors. Payments of dividends on our common stock may be subject to any preferential rights under any of our preferred stock that may be outstanding from time to time. See “Description of Capital Stock” below.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

SELLING SHAREHOLDERS

The following table provides information about the beneficial ownership of our common stock by the selling shareholders as of the date of this prospectus, including the name of each selling shareholder, the number of shares of common stock beneficially owned by each selling shareholder, the number of shares of common stock being offered for sale by each selling shareholder, the number of shares and the percentage of common stock to be beneficially owned by each selling shareholder after the completion of the offering, if more than one percent, and any material relationship which each selling shareholder has had with Mellon during the past three years. The information provided in the table below with respect to each selling shareholder has been obtained from the selling shareholder, and we have not sought to verify this information.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned by the Selling Shareholder Prior to the Offering	Number of Shares of Common Stock Offered	Shares Beneficially Owned After Offering(1)
D. Jack Sawyer, Jr. (2)	135,661	135,661	-0-
Dana Hollis Halberg (3)	116,140	116,140	-0-
Michael A. Mohr (4)	68,199	68,199	-0-

(1)	As described above, the selling shareholders received a total of 371,000 shares of our common stock on July 30, 2003 and August 29, 2003, of which we repurchased an aggregate of 51,000 shares on September 22, 2003 in a private transaction. Under the terms of the agreement, we may be required to issue additional shares of our common stock to The Arden Group shareholders from time to time if certain conditions are met. This prospectus and the related registration statement only relate to 320,000 shares (the 371,000 shares of our common stock issued to The Arden Group shareholders on July 30, 2003 and August 29, 2003 less the 51,000 shares that we repurchased on September 22, 2003), and do not relate to any shares of our common stock that may be issued to The Arden Group shareholders thereafter. This column assumes that all shares to be offered by the selling shareholders are actually sold and does not include any shares that may be issued to them after the date of this prospectus pursuant to the provisions of the agreement. The number of shares of our common stock that may be issued to the Arden Group shareholders, if any, after the date of this prospectus cannot be determined until such time that the conditions have been met. If all of the future conditions are met, the aggregate number of shares of our common stock to be issued to The Arden Group shareholders is expected to be less than 1% of all of our issued and outstanding shares of common stock.
(2)	Mr. Sawyer serves as a Senior Vice President with Mellon Private Trust Company, National Association, one of our wholly owned subsidiaries.
(3)	Ms. Halberg serves as a Senior Vice President with Mellon Private Trust Company.
(4)	Mr. Mohr serves as a Senior Vice President with Mellon Private Trust Company.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock is 800,000,000 shares of common stock, par value $.50 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2003, 430,232,140 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

The following discussion describes certain provisions of our restated articles of incorporation, as amended, and our shareholder protection rights agreement, as amended.

Common Stock

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide with respect to any class or series of preferred stock that our board of directors may hereafter authorize. See “Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Shareholder Protection Rights Agreement

We adopted a shareholder protection rights agreement on October 15, 1996, which we amended and restated on October 19, 1999, under which each holder of shares of our common stock receives one right for each share of common stock held. Each right is attached to each share of common stock, is not currently exercisable and trades only with the common stock. Each right will separate from the share of common stock to which it is attached and will become exercisable if a person or group acquires 15% or more of our common stock or ten days after a person or group commences a tender offer for our common stock that would result in ownership of 15% or more of our common stock. At that time, each right would entitle the holder to purchase for an exercise price of $135 one one-hundredth of a share of participating preferred stock, which is designed to have economic and voting rights generally equivalent to one share of common stock. If a person or group actually acquires 15% or more of our common stock, each right held by the acquiring person or group (or their transferees) will become void, and each right held by our other shareholders will entitle those holders to purchase for the exercise price a number of shares of our common stock having a market value of twice the exercise price. If we, at any time after a person or group has become a 15% beneficial owner and acquired control of our board of directors, are involved in a merger or similar transaction with any person or group or sell assets to any person or group, each outstanding right would then entitle its holder to purchase for the exercise price a number of shares of such other company having a market value of twice the exercise price. In addition, if any person or group acquires 15% or more of our common stock, we may, at our option and to the fullest extent permitted by law, exchange one share of common stock for each outstanding right. The rights are not exercisable until the above events occur and will expire on October 31, 2006, unless earlier exchanged or redeemed by us. We may redeem the rights for one cent per right under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Pennsylvania Anti-Takeover Law and Certain Articles of Incorporation and By-law Provisions

Under Pennsylvania law, we may not at any time engage, except in certain instances, in any business combination with any interested shareholder (a beneficial owner of more than 20% of the outstanding stock entitled to elect directors or an affiliate or associate of us who at any time within the previous five years was the beneficial owner of more than 20% of our outstanding stock entitled to elect directors, excluding, in each case, shares held continuously since January 1, 1983) other than a business combination (i) approved by our board of directors prior to the interested shareholder’s share acquisition date (or where the interested shareholder’s acquisition of shares was previously approved), (ii) approved by the affirmative vote of all of the holders of the outstanding common stock, (iii) approved by holders of a majority of the voting shares (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose, no earlier than three months after the interested shareholder becomes the beneficial owner of at least 80% of our voting shares if the consideration payable to our shareholders in the business combination complies with certain fair price conditions specified by Pennsylvania law, (iv) approved by a majority of the votes of the shareholders entitled to vote (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date or (v) approved by a majority of the votes of the shareholders entitled to vote at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date, if the business combination complies with certain fair price conditions specified by Pennsylvania law. The statute does not apply to business combinations with an interested shareholder who was the beneficial owner of at least 15% of our voting stock on March 23, 1988 and remains so to the share acquisition date of the interested shareholder.

Pennsylvania law requires any person who acquires the direct or indirect power to control the vote of at least 20% of the outstanding voting interests in us, to pay any other shareholder who exercises his rights under such law an amount equal to the fair value of the voting shares held by such other shareholder as of the date of the transaction pursuant to which the control person gained such control.

In addition, under our articles of incorporation and by-laws we have:

•	A staggered board of directors so that it would take three successive annual meetings to replace all of our directors;

•	Advance notice requirements for shareholder proposals and nominations;

•	No provision permitting less than unanimous shareholder action through written consent;

•	A requirement that special meetings of shareholders be called only by our Chairman, Chief Executive Officer, President, or board of directors;

•	Limitations on the ability of shareholders to amend, alter or repeal the by-laws;

•	Authority in the board of directors to issue, without shareholder approval, our preferred stock on the terms as our board of directors may determine; and

•	Limitations on the ability of shareholders to remove directors.

Preferred Stock

Our articles of incorporation permit our board of directors to authorize the issuance of up to 50,000,000 shares of preferred stock, par value $1.00 per share, in one or more series.

Our board of directors can divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

Shares of preferred stock outstanding may have preference over and be senior to the rights of our common stock with respect to the payment of dividends and the distribution of assets if we dissolve, liquidate or wind up our affairs.

PLAN OF DISTRIBUTION

Each selling shareholder may sell from time to time the shares of our common stock listed opposite his or her name under “Number of Shares of Common Stock Offered” in the “Selling Shareholders” table above. Each selling shareholder may transfer these shares to other persons in private sales or by gift, pledge or other non-sale transactions. The term “selling shareholders” in this prospectus includes the persons who receive shares from other selling shareholders in this way and who may wish to sell such shares. Sales by selling shareholders may be made on the NYSE or other securities exchanges on which our common stock is traded, in the over-the-counter market or otherwise. The timing and amount of sales will likely depend on market conditions and other factors. The sale prices may be market prices prevailing at the time of sale, negotiated prices or fixed prices. Sales may involve:

•	sales to underwriters who will acquire shares for their own account and resell them;

•	cross or block transactions in which a broker or dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases and resales by a broker or dealer as principal for its own account;

•	an exchange distribution in accordance with the rules of any stock exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	ways not involving established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

•	transactions in options, swaps or other derivatives that may not be listed on an exchange;

•	the creation or settlement of hedging transactions;

•	privately negotiated transactions; or

•	transactions to cover short sales.

Brokers and dealers may receive compensation from the selling shareholders or purchasers of shares, or both, in connection with these transactions and this compensation may be in excess of customary commissions. The selling shareholders and any other person that participates in the distribution of these shares may be deemed to be underwriters under the Securities Act.

If a selling shareholder engages an underwriter in connection with the sale of the shares, to the extent required, this prospectus will be supplemented to describe the number of shares being offered and the terms of the offering, including the names of the underwriters, the public offering price, and any compensation to underwriters, dealers or agents. In addition, to the extent required, we will file a supplement to this prospectus to name any donee or pledgee of any of the shares covered by this prospectus and the related registration statement, which donee or pledgee is not already named as a selling shareholder under this prospectus and whom we are notified intends to sell more than 500 shares.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell short and redeliver shares of our common stock to close out hedging transactions or short positions. They also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such persons of shares of our common stock, and the broker-dealer or other financial institution may resell the shares. If necessary, this prospectus will be supplemented or amended to reflect such transactions. The selling shareholders also may pledge shares of our common stock to a broker-dealer or other financial institution, including our affiliates, and upon a default, such broker-dealer or other financial institution may sell the pledged shares. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Mr. Mohr has entered into an equity collar with Deutsche Bank relating to approximately 65,000 shares of our common stock.

If the parties agree, the selling shareholders may from time to time sell their shares of our common stock to us or one of our subsidiaries.

Other than as described above, we know of no existing arrangements by any selling shareholder relating to distribution of the shares of our common stock covered by this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for Mellon by Carl Krasik, Associate General Counsel and Secretary for Mellon. Mr. Krasik also is a shareholder of Mellon and holds options to purchase additional shares of common stock of Mellon.

EXPERTS

The consolidated financial statements of Mellon Financial Corporation and its Subsidiaries incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by KPMG LLP, independent certified public accountants, as set forth in their report with respect thereto and are incorporated by reference into this prospectus and any accompanying prospectus supplement in reliance on KPMG LLP as experts in accounting and auditing. The audit report covering the December 31, 2002 consolidated financial statements refers to a change in the method of accounting for goodwill and other intangibles resulting from business combinations in accordance with Statement of Accounting Standards No. 142. Subsequent audited consolidated financial statements of Mellon Financial Corporation and its subsidiaries and the reports thereon, will also be incorporated by reference in this prospectus and any accompanying prospectus supplement in reliance upon the firm providing such reports as experts in doing so to the extent such firm has audited those consolidated financial statements and consented to the use of their reports thereon in this prospectus and any accompanying prospectus supplement.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Mellon Financial Corporation since the date of this prospectus or that the information contained herein is correct as of any time subsequent to the date hereof.

320,000 SHARES

MELLON FINANCIAL CORPORATION

COMMON STOCK

PROSPECTUS

                     , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses Of Issuance And Distribution

Estimated expenses of the Registrant in connection with the distribution of the Registrant’s common stock are as follows:

Securities and Exchange Commission registration fee	$954.00
Transfer agent and registrar fees	$5,000.00
Accounting fees and expenses	$7,500.00
Printing fees	$12,000.00
Legal fees and expenses	$50,000.00
Other fees	$5,000.00

Total Fees and Expenses	$80,454.00

The selling shareholders have agreed to reimburse us for $25,000 of the expenses that we incur in connection with the registration and qualification of the shares of common stock being registered.

Item 15.    Indemnification Of Directors And Officers

The Restated Articles of Incorporation, as amended (the “Articles”), of Mellon Financial Corporation provide that, except as prohibited by law, every director and officer of Mellon Financial Corporation shall be entitled as of right to be indemnified by the corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which such person may be involved (subject to certain limitations in the case of actions by such person against the corporation) by reason of such person being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, officer, employee, fiduciary or other representative of another entity. The Articles also give to indemnitees the right to have their expenses in defending such actions paid in advance by us, subject to any obligation imposed by law or otherwise to reimburse the corporation in certain events. Mellon Financial Corporation has entered into an indemnity agreement with each director and certain of its officers which provides a contractual right to indemnification against such expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

The Pennsylvania Business Corporation Law permits a corporation to indemnify its directors and officers, and to pay their expenses in advance, subject to certain limitations and exceptions. The specific indemnity provisions, which are by their terms not intended to be exclusive, are, in general, not as broad as the provisions of the articles and the indemnity agreement. However, one provision would preclude indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and another provision requires that advances of expenses may be made by a corporation only upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Mellon Financial Corporation maintains liability insurance policies covering its directors and officers to insure against claims arising out of certain alleged wrongful acts on the part of such directors and officers and against claims arising out of certain alleged breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974 on the part of such directors and officers.

Article Seventh of Mellon Financial Corporation’s Articles and Article Two of Mellon Financial Corporation’s by-laws, as amended, both adopted by the shareholders of the corporation at their annual meeting on April 20, 1987, further provide that, to the fullest extent that the laws of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The Pennsylvania Business Corporation Law provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in the Pennsylvania Business Corporation Law and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.

Item 16.    Exhibits

The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Number	Description

4.1	Mellon Financial Corporation’s Restated Articles of Incorporation, as amended and restated as of September 17, 1998, and as amended October 18, 1999.

4.2	Mellon Financial Corporation’s By-Laws, as amended, effective October 19, 1999.

4.3	Mellon Financial Corporation’s Shareholder Protection Rights Agreement, dated as of October 15, 1996, as amended and restated as of October 19, 1999.

5.1	Opinion of Carl Krasik, Esq., as to the legality of the common stock.

23.1	Consent of Carl Krasik, Esq. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney.

Item 17.    Undertakings

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, as amended, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on October 27, 2003.

MELLON FINANCIAL CORPORATION

By:	/s/ Martin G. McGuinn

Martin G. McGuinn Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2003:

/s/ Martin G. McGuinn

Martin G. McGuinn Director and Principal Executive Officer

/s/ Michael A. Bryson

Michael A. Bryson Principal Financial Officer

/s/ Michael K. Hughey

Michael K. Hughey Principal Accounting Officer

CAROL R. BROWN, Director; RUTH E. BRUCH, Director; JARED L. COHON, Director; J.W. CONNOLLY, Director; STEVEN G. ELLIOTT, Director; IRA J. GUMBERG, Director; EDWARD J. MCANIFF, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; MARK A. NORDENBERG, Director; JAMES F. ORR, III, Director; DAVID S. SHAPIRA, Director; WILLIAM E. STRICKLAND, JR., Director; and WESLEY W. VON SCHACK, Director.

By	/s/ Carl Krasik

Carl Krasik Attorney-in-Fact

S-1

EXHIBIT INDEX

Number	Description	Method of Filing
4.1	Restated Articles of Incorporation of Mellon Financial Corporation, as amended and restated as of September 17, 1998, and as amended October 18, 1999.	Previously filed as Exhibit 3.1 to Quarterly Report on Form 10-Q (File No. 1-7410) for the quarter ended September 30, 1999 and incorporated herein by reference.

4.2	By-Laws of Mellon Financial Corporation, as amended, effective October 19, 1999.	Previously filed as Exhibit 3.2 to Quarterly Report on Form 10-Q (File No. 1-7410) for the quarter ended September 30, 1999, and incorporated herein by reference.

4.3	Shareholder Protection Rights Agreement, dated as of October 15, 1996, between Mellon Financial Corporation and Mellon Bank, N.A., as Rights Agent, as amended and restated as of October 19, 1999.	Previously filed as Exhibit 1 to Form 8-A/A Registration Statement (File No. 1-7410) dated October 19, 1999, and incorporated herein by reference.

5.1	Opinion of Carl Krasik, Esq., as to the legality of the common stock.	Previously filed.

23.1	Consent of Carl Krasik, Esq. (included in Exhibit 5.1).	Previously filed.

23.2	Consent of KPMG LLP.	Previously filed.

24.1	Power of Attorney.	Previously filed.